UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2015

NATION ENERGY INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

Suite F – 1500 West 16th Avenue, Vancouver, BC  V6J 2L6  Canada
(Address of principal executive offices and Zip Code)

604.331.3399
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 29, 2015, we amended our Amended and Restated Letter Agreement dated November 27, 2014 (the “Amended and Restated Letter Agreement”) with Paltar Petroleum Limited (“Paltar”) regarding the transfer and sale by Paltar of certain Australian oil and gas permit and application assets.

Among other things, the amendment extends:

1.

the closing date to July 15, 2015;

2.

the maturity date of the two promissory notes referred to in paragraph 1 of the Amended and Restated Letter Agreement (being a promissory note in the amount of $172,040 and a promissory note in the amount of $127,960, both dated October 11, 2013) to July 31, 2015; and

3.

the maturity date of the promissory note referred to in sections 6 and 7 of the Amended and Restated Agreement to July 31, 2015.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

10.1

Letter Agreement dated April 29, 2015 with Paltar Petroleum Limited.

99.1

News Release dated April 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

“John R. Hislop”
By:
John R Hislop
President, Chief Executive Officer, Chairman of the Board,
Chief Financial Officer, and Director
Date:  April 30, 2015